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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our reports and all references to our Firm included in or made a part of this registration statement.



                                      /s/  ARTHUR ANDERSEN & CO.



Detroit, Michigan
February 14, 1994.